BOARD MEMBER CARRIE THARP ANNOUNCES SHE WILL NOT BE STANDING FOR RE-ELECTION AT THE 2026 SHAREHOLDER MEETING

FORT WAYNE, Ind., April 24, 2026 (GLOBE NEWSWIRE) – Vera Bradley, Inc. (“Vera Bradley” or the “Company”) (NASDAQ:VRA) today announced that board member Carrie Tharp has decided not to stand for re-election at the upcoming 2026 Shareholder Meeting.

Ms. Tharp joined the Company’s Board in 2020 and has served as a member of both the Talent and Compensation Committee, as well as the Audit Committee during her tenure. Recently, Ms. Tharp was promoted into a new role as Go To Market COO & VP Customer Experience of Google Cloud. Ian Bickley, Chairman of the Vera Bradley board of Directors, commented, “Carrie has been a significant contributor to the Company’s Board of Directors over the past six years. Her insight regarding customer behavior and knowledge on the most current marketing and technology trends have been invaluable for the Company. On behalf of the Board and the entire Company, we thank her for her service.”

Ms. Tharp noted, “It has been an honor to serve on the Vera Bradley board, but I believe this is the right time to conclude my tenure in light of my expanded responsibilities at Google. I look forward to watching Vera Bradley’s growth and believe the future is bright.”

The Company is served by six remaining Board members with a diverse set of skills and backgrounds and so the Company will be shrinking the size of the board and not filling the vacancy.

About Vera Bradley, Inc.

Vera Bradley, based in Fort Wayne, Indiana, is a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts. Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand is known for its innovative designs, iconic patterns, and brilliant colors that inspire and connect women unlike any other brand in the global marketplace.

The Company has two reportable segments: Vera Bradley Direct (“VB Direct”) and Vera Bradley Indirect (“VB Indirect). The VB Direct business consists of sales of Vera Bradley products through Vera Bradley Full-Line and Outlet stores in the United States; Vera Bradley’s websites, www.verabradley.com, outlet.verabradley.com, and international.verabradley.com; and typically, the Vera Bradley annual outlet sale in Fort Wayne, Indiana. The VB Indirect business consists of sales of Vera Bradley products to approximately 1,000 specialty retail locations throughout the United States, as well as select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements related to the Vera Bradley brand.

Website Information

We routinely post important information for investors on our website www.verabradley.com in the "Investor Relations" section. We intend to use this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

Investors and other interested parties may also access the Company’s most recent Corporate Responsibility and Sustainability Report outlining its ESG (Environmental, Social, and Governance) initiatives at https://verabradley.com/pages/corporate-responsibility.

Vera Bradley Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on consumer confidence and spending; possible inability to predict and respond in a timely manner to changes in consumer demand; possible loss of key management or design associates or inability to attract and retain the talent required for our business; possible inability to maintain and enhance our brands; possible inability to successfully implement the Company’s long-term strategic plan; possible inability to successfully open new stores, close targeted stores, and/or operate current stores as planned; incremental tariffs or adverse changes in the cost of raw materials and labor used to manufacture our products; possible adverse effects resulting from a significant disruption in our distribution facilities; or business disruption caused by pandemics or other macro factors. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended January 31, 2026. We undertake no obligation to publicly update or revise any forward-looking statement. Financial schedules are attached to this release.

CONTACTS:

Investors:
Tom Filandro, Partner
ICR, Inc
VeraBradleyIR@icrinc.com

Media:
VeraBradley@icrinc.com